Exhibit 10.3

DEL MONTE FOODS COMPANY

2002 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

Del Monte Foods Company (the “Company”) hereby grants you,                                          (the “Participant”), an incentive stock option under the Company’s 2002 Stock Incentive Plan (the ”Plan”), to purchase shares of common stock of the Company (“Shares”). The date of this Agreement is                                          (the “Grant Date”). The latest date this option will expire is the ten (10) year anniversary of the Grant Date (the “Expiration Date”). However, as provided in Appendix A (attached hereto), this option may expire earlier than the Expiration Date. Subject to the provisions of Appendix A and of the Plan, the principal features of this option are as follows:

Maximum Number of Shares Purchasable with this Option:	Purchase Price per Share:

Scheduled Vesting Dates:	Number of Shares:
______________	______________
______________	______________
______________	______________
______________	______________

Event Triggering Termination of Option:	Maximum Time to Exercise After Triggering Event:*

Termination of Employment for Cause	None
Termination of Employment without Cause or Resignation other than Retirement or Disability	90 days as to vested portion; None as to unvested portion
Termination of Employment due to Retirement	Expiration Date as to vested portion; None as to unvested portion
Termination of Employment due to Disability or death	Expiration Date
Death within 3 months after Termination of Employment without Cause	Expiration Date or 1 year from date of death, whichever is sooner, as to vested portion; None as to unvested portion

* However, in no event may this option be exercised after the Expiration Date.

Substituting SARs. In the event the Company no longer uses APB Opinion 25 to account for equity compensation and is required to or elects to expense the cost of stock options pursuant to FAS 123 (or a successor standard), the Committee shall have the ability to substitute, without receiving Participant permission, SARs paid only in stock for outstanding Options; provided, the terms of the substituted stock SARs are the same as the terms for the stock options and the difference between the Fair Market Value of the underlying Shares and the grant price of the SARs is equivalent to the difference between the Fair Market Value of the underlying Shares and the Option Price of the Options. If this paragraph of itself creates adverse accounting consequences for the Company, it shall be considered null and void.

Your signature below indicates your agreement and understanding that this option is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and termination of this option is contained in Paragraphs 4 and 5 of Appendix A. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS OPTION.

DEL MONTE FOODS COMPANY		PARTICIPANT

By
Title: V. P. Corporate Human Resources

APPENDIX A

TERMS AND CONDITIONS OF INCENTIVE STOCK OPTION

1.        Grant of Option. The Company hereby grants to the Participant under the Plan, as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, an incentive stock option to purchase, on the terms and conditions set forth in this Agreement and the Plan, all or any part of an aggregate of              Shares. This option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.        Exercise Price. The purchase price per Share for this option (the “Exercise Price”) shall be             .

3.        Number of Shares. The number of Shares specified in Paragraph 1 above, and/or the Exercise Price specified in Paragraph 2 above, are subject to adjustment by the Compensation Committee of the Board of Directors of the Company (the “Committee”) (subject to any required stockholder approval) in the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend on Shares, or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company, or change in the capitalization of the Company. Further, the Committee in its discretion will determine whether the option granted pursuant to this Agreement will, in the context of a Change of Control or any other transaction, be converted into a comparable option of a successor entity or redeemed for payment in cash or kind or both.

4.        Vesting Schedule. Subject to earlier termination as described in Paragraph 5 below, the option granted under this Agreement is scheduled to vest as to the number of Shares and on the dates shown on the first page of this Agreement. Notwithstanding the foregoing, the option will vest immediately as to one hundred percent (100%) of the Shares upon the occurrence of a Change of Control. The Committee in its discretion will determine whether the option will vest immediately in the event of other transactions including, without limitation, a liquidation or dissolution of the Company; provided that the option in no case will be exercisable after the Expiration Date.

5.        Termination of Option. In the event of termination of employment of the Participant with the Company for Cause, this option will expire and be cancelled upon such termination. In the event of termination of employment without Cause, or in the event that the Participant resigns for a reason other than Disability or retirement, this option will remain exercisable to the extent vested as of the date of termination until the expiration of ninety (90) days after such termination, on which date it will expire; to the extent not vested as of the date of termination, this option will expire at the close of business on the date of termination. In the event of termination of employment as a result of retirement under any retirement plan of the Company or a subsidiary company (within the meaning of Section 424(f) of the Code), this option will remain exercisable to the extent vested as of the date of termination until the Expiration Date; to the extent not vested as of the date of termination, this option will expire at the close of business on the date of termination. In the event of termination of employment on account of Disability or death of the Participant, this option will remain exercisable with respect to all Shares, whether or not vested as to such Shares as of the date of termination, until the Expiration Date. In the event that the Participant dies within three (3) months following involuntary termination without Cause, this option will remain exercisable to the extent vested as of the date of termination until the Expiration Date or, if sooner, one year from the Participant’s death; to the extent not vested as of the date of termination, this option will expire at the close of business on the date of termination.

6.        Persons Eligible to Exercise Option. This option shall be exercisable during the Participant’s lifetime by the Participant or, to the extent lawful, by a broker-dealer acting on behalf of the Participant under the terms set forth in the Plan, or by a transferee to whom the option or the right to exercise the option has been transferred pursuant to Paragraph 7 or Paragraph 14 below.

7.        Death of Participant. The Committee, in its discretion, may permit the Participant to designate a beneficiary or beneficiaries to whom any vested but unexercised portion of this option shall be transferred. In the absence of such designation, such vested but unexercised portion will be transferred to the Participant’s estate. No such transfer of the option, or the right to exercise any option, will be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee deems necessary to establish the validity of such transfer or right to exercise, and an agreement by the transferee, administrator, or executor (as applicable) to comply with all the terms of this Agreement that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with this grant.

8.        Exercise of Option. This option may be exercised by the person then entitled to do so as to any vested portion (a) by giving written notice of exercise to the Treasury Department of the Company, specifying the number of full Shares with respect to which the option is being exercised and the effective date of the proposed exercise; (b) accompanied by full payment of the Exercise Price (and, if required by the Company, an amount sufficient to satisfy any withholding tax requirements under federal, state, or local law as determined by the Company); and (c) by giving satisfactory assurances in writing, if requested by the Company, signed by the person exercising the option, that the Shares to be purchased upon such exercise are being purchased for investment and not with a view to the distribution thereof. No partial exercise of this option may be for less than ten (10) Share lots or multiples thereof.

9.        Participant Notice of Disposition; Post-Termination of Employment Taxation. In the event that the Participant disposes of any of the Shares that may be acquired within two (2) years from the Grant Date or within one (1) year from the date such Shares are acquired hereunder, the Participant agrees to notify the Company in writing within ten (10) days of the date of such disposition of the number of Shares disposed of, the nature of the transaction, and the amount received (if any) upon such disposition. The Participant understands that such a disposition may result in imposition of withholding taxes, and agrees to remit to the Company any amount requested to satisfy any withholding tax liability. The Participant also understands that if this option is exercised more than three (3) months after the Participant’s Termination of Employment for any reason other than Disability or death, the option will not qualify for treatment as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986 and the Participant therefore will be subject to the income tax rules that apply to options that are not incentive stock options.

10.        Deferral of Effectiveness of Exercise. The Company may, in its discretion, defer the effectiveness of any exercise of this option in order to allow the issuance of Shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. In the case of such deferral, the Participant shall have such rights with respect to this option as are set forth in the Plan. Notwithstanding the foregoing, the Company is under no obligation to effect the registration pursuant to federal or state securities laws of any Shares to be issued pursuant to this option.

11.        No Rights of Stockholder. Neither the Participant (nor any beneficiary or transferee) shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares issuable pursuant to the exercise of this option, unless and until the date of the issuance of a stock certificate with respect to such Shares. Except as expressly provided in Paragraph 3 above or in Section 10 of the Plan, no adjustment to this option shall be made for dividends or other rights for which the record date occurs prior to the date such certificates representing such Shares are issued.

12.        No Effect on Employment. The Participant’s employment with the Company is on an at-will basis only. Accordingly, subject to any written, express employment contract with the Participant, nothing in this Agreement or the Plan shall confer upon the Participant any right to continue to be employed by the Company, or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate the employment of the Participant at any time for any reason whatsoever, with or without Cause. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company.

13.        Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Treasury Department, at One Market @ the

Landmark, San Francisco, CA 94105, or at such other address as the Company may hereafter designate in writing.

14.        Transferability. Except as provided in Paragraph 7, above, this option may be transferred solely as provided in Section 6(c)(6) of the Plan.

15.        Other Benefits. Except as provided below, nothing contained in this Agreement shall affect the Participant’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other Participant welfare plan or program of the Company. Notwithstanding any contrary provision of this Agreement, in the event that the Participant receives a hardship withdrawal from his or her pre-tax account under any tax-qualified retirement plan that contains a cash or deferred arrangement and is sponsored by the Company (the “401(k) Plan”), this option may not be exercised during the twelve (12) month period following the receipt of such withdrawal, unless the Committee determines that such exercise (or a particular manner of exercise) would not adversely affect the continued tax qualification of the 401(k) Plan.

16.        Maximum Term of Option. Notwithstanding any other provision of this Agreement, this option is not exercisable after the Expiration Date.

17.        Binding Agreement. Subject to the limitation on the transferability of this option contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

18.        Conditions to Exercise. The Exercise Price for this option must be paid in cash or its equivalent, or, in the Committee’s sole discretion, in Shares of equivalent value that (a) were previously issued to the Participant and (b) have been held by the Participant for at least six (6) months prior thereto, or by such other means as the Committee, in its discretion, permits. Exercise of this option will not be permitted until satisfactory arrangements have been made for the payment of the appropriate amount of withholding taxes (as determined by the Company).

19.        Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan.

20.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its principles of conflicts of law.

21.        Committee Authority. The Committee shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

22.        Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.

23.        Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

24.        Definitions. For purposes of this Agreement, the following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

(a)	“Cause,” when used in connection with the termination of an Participant’s employment with the Company, shall mean (i) a material breach by the Participant of the terms of his or her employment agreement, if any; (ii) any act of theft, misappropriation, embezzlement, intentional fraud or similar conduct by the Participant involving the Company or any affiliate; (iii) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving an act of dishonesty, moral turpitude, deceit or fraud by the Participant; (iv) any damage of a material nature to the business or property of the Company or any affiliate caused by the Participant’s willful or grossly negligent conduct; or (v) the Participant’s failure to act in accordance with any specific lawful instructions given to the Participant in connection with the performance of his or her duties for the Company or any affiliate.

(b)	“Change of Control” shall mean the occurrence of one or more of the following events:

(i)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof (a “Person”) or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (a “Group”), together with any Affiliates (as defined below) thereof;

(ii)	the approval by the holders of any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock, of the Company (“Capital Stock”) of any plan or proposal for the liquidation or dissolution of the Company;

(iii)	any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock (the “Voting Stock”) of the Company;

(iv)	the replacement of a majority of the Board of Directors of the Company (the “Board of Directors”) over a two-year period commencing after the Effective Date of the Plan, from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period (any such individual who was a director at the beginning of such period or is so approved, nominated, or designated being referred to herein as an “Incumbent Director”) or whose election as a member of such Board of Directors was previously approved; provided, however, that no individual shall be considered an Incumbent Director if the individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(v)	a merger or consolidation involving the Company in which the Company is not the surviving corporation, or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, or any other similar transaction.

For purposes of this Paragraph 24(b), “Affiliate” shall mean, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative of the foregoing.

(c)	“Disability” shall mean physical or mental disability as a result of which the Participant is unable to perform the essential functions of his or her position, even with reasonable accommodation, for six (6) consecutive months. Any dispute as to whether or not the Participant is so disabled shall be resolved by a physician reasonably acceptable to the Participant and the Company whose determination shall be final and binding upon both the Participant and the Company. Notwithstanding the foregoing provisions of this Paragraph 24(c), “Disability,” when used in connection with the termination of the employment with the Company of an Participant who at the time of such termination is a party to a written employment or retention agreement with the Company, shall have the meaning assigned to such term in such agreement.

25.        Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.